Exhibit 21.01

Domestic Subsidiaries
IDT America, Corp. (New Jersey)	IDT Telecom, Inc. (Delaware)
IDT Domestic Telecom, Inc. (Delaware)	Intergrated Online Security, Inc. (Delaware)
IDT Financial Services, LLC (Delaware)	Net2Phone, Inc. (Delaware)
IDT Payment Services of New York, LLC (Delaware)	Net2Phone Global Services, LLC (Delaware)
IDT Payment Services, Inc. (Delaware)	National Retail Solutions, Inc. (Delaware)

Foreign Subsidiaries
Name	Country of Formation
IDT Corporation de Argentina S.A.	Argentina
IDT Telecom Asia Pacific (Australia) PTY. LTD.	Australia
IDT Technologies OOO	Belarus
IDT Brasil Telecomunicaçơes Ltda	Brazil
IDT Brazil Limitada	Brazil
IDT Telecom Canada Corp.	Canada
Versature Corp.	Canada
IDT Germany GmbH	Germany
IDT Financial Services Limited	Gibraltar
IDT Telecom Asia Pacific Limited	Hong Kong
IDT Italia S.R.L.	Italy
DirectTel Dutch Holdings B.V.	Netherlands
DYP C.V.	Netherlands
Elmion Netherlands B.V.	Netherlands
IDT Dutch Holdings B.V.	Netherlands
IDT Netherlands B.V.	Netherlands
MJP C.V.	Netherlands
Pryd Dutch Holdings B.V.	Netherlands
STA Dutch Holdings B.V.	Netherlands
Strategic Dutch Holdings B.V.	Netherlands
IDT Spain S.L.	Spain
IDT Global Limited	United Kingdom
IDT Retail Europe Limited	United Kingdom